UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 3, 2016
CELANESE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-32410	98-0420726

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
222 West Las Colinas Blvd. Suite 900N, Irving, TX 75039
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 443-4000

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On February 3, 2016, director James E. Barlett notified the Board of Directors (the “Board”) of Celanese Corporation (the “Company”) of his intent to retire, effective April 21, 2016, in accordance with the Company’s director retirement guideline.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.
On February 3, 2016, the Board amended and restated the By-laws of the Company (the “Amended and Restated By-Laws”), effective February 8, 2016, to implement new “proxy access” rights for eligible stockholders, among other amendments. As amended, Section 2.03 of the Amended and Restated By-Laws generally permits an eligible stockholder, or a group of up to 20 eligible stockholders, that has owned at least three percent of the Company's outstanding shares of common stock continuously for at least three years to submit director nominees for up to the greater of two directors and 20 percent of the number of directors currently serving on the Board for inclusion in the Company's proxy materials, subject to the terms and conditions specified in the Amended and Restated By-Laws.

The Amended and Restated By-Laws also include administrative changes to provisions in Section 2.03, applicable to stockholder nominations generally.

This description of the amendments to the Company's Amended and Restated By-Laws is qualified in its entirety by reference to the text of the Amended and Restated By-Laws, which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

On February 3, 2016, the Board also adopted resolutions to amend the Company’s certificate of incorporation to transition to an annually elected Board, subject to stockholder approval at the Company's 2016 annual meeting.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number
Description

3.1	Fourth Amended and Restated By-Laws, effective as of February 8, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELANESE CORPORATION
By:	/s/ James R. Peacock III
Name:	James R. Peacock III
Title:	Vice President, Deputy General Counsel and Corporate Secretary

Date:	February 9, 2016
INDEX TO EXHIBITS

Exhibit Number
Description

3.1	Fourth Amended and Restated By-Laws, effective as of February 8, 2016